CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of MACRO Securities Depositor, LLC with respect to MACROshares Oil Up Holding Trust (formerly known as Claymore MACROshares Oil Up Holding Trust) and MACROshares Oil Up Tradeable Trust (formerly known as Claymore MACROshares Oil Up Tradeable Trust) (hereafter referred to as the "Registration Statement") of our reports dated March 28, 2008, except as to the footnotes entitled "Subsequent Termination Event", as to which the date is May 1, 2008, relating to the consolidated financial statements of MACROshares Oil Up Tradeable Trust and the financial statements of MACROshares Oil Up Holding Trust, each at December 31, 2007 and 2006 and for the year ended December 31, 2007 and for the period November 29, 2006 (commencement of operations) through December 31, 2006, which appear in such Registration Statement. We also consent to the references to us under the headings "Reports to Shareholders", "Experts," "Appendix A," "Appendix B," and Appendix C" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

May 28, 2008